UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 26, 2009 (January 21, 2009)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 21, 2009, Overstock.com, Inc. (the “Company”) entered into a Note Purchase Agreement, First Amendment to Stock Purchase Agreement and First Amendment to Sub-Lease Agreement, by and among the Company, Mountain Reservations, Inc., (“Mountain”) and Castles Travel, Inc. (“Castles Travel”) dated January 21, 2009 (the “Note Purchase Agreement”).  Previously, on August 25, 2007 the Company entered into a Stock Purchase Agreement (the Stock Purchase Agreement), pursuant to which the Company sold all of its interest in the outstanding capital stock of OTravel.com, Inc, (“OTravel”) to Castles Travel, which Stock Purchase Agreement required the delivery to the Company of senior and subordinated promissory notes made by OTravel in the aggregate principal amount of $6.0 million. The $3.0 million Senior Promissory Note (“Senior Note”) was secured by all of the capital stock of OTravel, to be held in possession of the Company, and the Senior Note was payable on the third anniversary of the sale.  The $3.0 million Subordinated Promissory Note (“Junior Note”) was unsecured, and was payable on the fifth anniversary of the sale. Prior to the transaction, Mountain had requested that the Company subordinate its Senior Note in connection with a necessary, third-party capital infusion for Mountain.  Discussions between the parties ensued and resulted in the Company’s agreement to sell the notes to Mountain. In the Note Purchase Agreement, the Company sold both the Senior and Junior Notes for $1,250,000.00 in cash, and agreed that the notes were thereafter canceled.  The parties also amended the Stock Purchase Agreement to remove a non-compete provision to allow the Company to engage in the sale of travel-related services   Reference is hereby made to the terms of the Note Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1, for additional information regarding the terms of the Purchase Agreement.

Item 1.02               Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01           Financial Statements and Exhibits

(d)	Exhibits.	10.1	Note Purchase Agreement, dated January 21, 2009

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut

Senior Vice President, Finance
Date:	January 26, 2009